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                                                                     EXHIBIT 5.1


McDermott
Will & Emery

Boston Brussels Chicago Dusseldorf London Los Angeles Miami Milan
Munich New York Orange County Rome San Diego Silicon Valley Washington D.C.




April 26, 2005


Kellwood Company
600 Kellwood Parkway
St. Louis, Missouri 63017

Re:   Kellwood Company Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of $200,000,000 aggregate principal amount of 3.50% Convertible Senior Debentures due 2034 (the "Debentures") of Kellwood Company, a Delaware corporation (the "Company"), which are convertible into shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). The Debentures are guaranteed by certain subsidiaries of the Company identified on Exhibit A hereto (the "Guarantees"). The Debentures were issued under an Indenture dated as of June 22, 2004 (the "Indenture") between the Company and Union Bank of California, N.A., as trustee, as supplemented (the "Supplemental Indenture") on March 15, 2005 to add the Guarantees.

We have examined the Registration Statement, the Indenture, the registration rights agreement referenced in the Registration Statement, the form of the Debentures, and the form of Guarantee and other documents we have deemed necessary to enable us to express the opinion set forth below. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all corporate records of the Company, instruments and certificates of public officials and other persons that we deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. For purposes of our opinion with

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Kellwood Company
April 26, 2005
Page 2


respect to Kellwood Financial Resources, Inc., we have assumed that the laws of Tennessee are the same as the laws of Delaware.

Based upon and subject to and limited by the foregoing, we are of the opinion that:

1. The Debentures are valid and legally binding obligations of the Company, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability; and

2. The Guarantees are valid and legally binding obligations of the subsidiary of the Company granting such Guarantee, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus under the caption "Legal Matters" with respect to the matters stated therein. In giving such consent, we do not admit that we are "experts" under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Debentures or common stock and is not to be relied upon for any other purpose.

Very truly yours,


/s/  McDermott Will & Emery LLP


MCDERMOTT WILL & EMERY LLP


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Kellwood Company
April 26, 2005
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                               TABLE OF GUARANTORS

        NAME
--------------------------------------------------------------------------------
Koret of California, Inc.

American Recreation Products, Inc.

Briggs New York, Inc.

Costura Dominicana, Inc.

Gerber Childrenswear, Inc.

GCW Holdings, Inc.

GCI IP Sub, Inc.

Halmode Apparel, Inc.

New Campaign, Inc.

KWD Holdings, Inc.

Sierra Designs Acquisition Corporation

Biflex International, Inc.

Dorby Frocks, Ltd.

Phat Fashions LLC

Phat Licensing LLC

Kellwood Financial Resources, Inc.